Exhibit 99.1

The Bancorp, Inc. Reports Third Quarter 2012 Financial Results

Wilmington, DE – October 23, 2012 – The Bancorp, Inc. ("Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the third quarter of 2012.

Net income for the third quarter of 2012 increased to $3.6 million compared to $2.3 million in the third quarter of 2011, an increase of 56%.

Financial Highlights

•	21% increase in total revenues to $35.6 million compared to $29.4 million in third quarter 2011.

•
57% increase in diluted earnings per share to $0.11 for the third quarter of 2012 versus $0.07 for the third quarter of 2011.  Diluted earnings per share amounted to $0.34 for the nine months ended September 30, 2012 compared to diluted earnings per share of $0.18 for the nine months ended September 30, 2011.

•	85% increase in quarterly prepaid card fees to $7.5 million compared to $4.0 million in third quarter 2011.

•
67% increase in quarterly non-interest income (including prepaid card fees) to $11.1 million compared to $6.7 million in third quarter 2011 excluding security gains and other than temporary impairment (OTTI).

•
10% increase in quarterly net interest income to $21.6 million compared to $19.6 million in third quarter 2011.  On a linked quarter basis, net interest income grew at an annualized 13% rate, primarily reflecting higher loan income.

•	The linked quarter net interest margin increased to 2.90% from 2.59%.

•	At September 30, 2012 the portfolio of loans and securities had grown to $2.5 billion, an increase of $372 million, or 17% over third quarter 2011. Outstanding loans increased 9% over that period.

•
Average deposits for third quarter 2012 totaled $2.8 billion, an increase of $295 million or 12% over 2011,   reflecting growth in all major deposit categories. The interest paid on deposits between those respective periods decreased to 0.37% from 0.45%.

Betsy Z. Cohen, Bancorp’s Chief Executive Officer, said, “Third quarter 2012 saw a continuation in our earnings growth as a result of significant increases in both our non-interest and net interest income.  Adjusted operating earnings, a non-GAAP measure, increased to $11.3 million, a $2.8 million, or 32% increase over the comparable prior year period. Our position as a leader in the prepaid card space continues to drive the increase in non-interest income.  On the asset side, we grew our loans 9% over the year in a difficult lending environment. We continue to target what we believe to be lower risk assets including Small Business Administration (SBA) loans, security backed lines of credit and vehicle fleet leasing. Consumer loans, primarily security backed lines of credit, grew 35% over the past year, to $276 million.  Due to the historically demonstrated strength of related collateral, losses on security backed loans have been virtually non-existent.  The Company is well capitalized, and book value per share increased from $8.09 at September 30, 2011 to $8.73 at September 30, 2012, or an increase of 8%.”

Financial Results

Bancorp reported net income available to common shareholders for the three months ended September 30, 2012 of $3.6 million or diluted earnings per share of $0.11, based on 33,172,852 weighted average shares outstanding, compared to net income available to common shareholders of $2.3 million or diluted earnings per share of $0.07, based on 33,203,662 weighted average shares outstanding, for the three months ended September 30, 2011.  Adjusted operating earnings, a non-GAAP measure, increased to $11.3 million for the three months ended September 30, 2012 compared to $8.6 million for the three months ended September 30, 2011.  The following is a reconciliation of adjusted operating earnings to net income available to common shareholders (for the three month period):

	Quarter ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011

Net income available to common shareholders	$3,561	$2,282	$11,387	$5,630
Income tax expense	1,795	1,209	6,172	2,929
Gains on sales of investment securities	(107)	(20)	(107)	(623)
Other than temporary impairment in securities	-	-	126	75
Losses and writedowns on other real estate owned	533	64	2,405	555
Provision for loan and lease losses	5,540	5,019	15,047	16,654
Adjusted operating earnings (1)	$11,322	$8,554	$35,030	$25,220

(1)
As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance.  Management utilizes adjusted operating earnings to measure the combined impact of changes in net interest income, non-interest income and certain other expenses.  Other companies may calculate adjusted operating earnings differently.  Although this non-GAAP financial measure is intended to enhance investors’ understanding of Bancorp’s business and performance, it should not be considered, and is not intended to be, a substitute for GAAP.

Balance Sheet Summary

At September 30, 2012, Bancorp's total assets amounted to $3.1 billion, a decrease of $280 million or 8% over total assets at September 30, 2011. During the year ended September 30, 2012, Bancorp terminated two large balance deposit relationships which totaled $1.1 billion at September 30, 2011. The relationships were terminated to eliminate certain seasonal deposit fluctuations and reduce interest expense.  During that period, investments increased to $658 million, an increase of $223 million or 51%; loans increased to $1.9 billion, an increase of $149 million or 9%; and deposits decreased to $2.8 billion, a decrease of $292 million or 10%.

Conference Call Webcast

You may access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 8:30 AM EDT Wednesday, October 24, 2012 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 866.700.7101, access code 85269151.  You may listen to the replay of the webcast following the live call on Bancorp's investor relations website or telephonically until Wednesday, October 31, 2012 by dialing 888.286.8010, access code 85079916.

About Bancorp

The Bancorp, Inc. is a financial holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services both directly and through private-label affinity programs nationwide.  The Bancorp Bank’s regional community bank operations serve the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

Forward Looking Statements

Statements in this earnings release regarding The Bancorp, Inc.’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp, Inc.’s filings with the SEC, including the “Risk Factors” sections of The Bancorp Inc.’s filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Bancorp, Inc. does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

	(dollars in thousands except per share data)
Condensed income statement
Net interest income	$21,561	$19,595	$63,358	$56,050
Provision for loan and lease losses	5,540	5,019	15,047	16,654
Non-interest income
Gain on sales of investment securities	107	20	107	623
Other than temporary impairment of investment securities	-	-	(126)	(75)
Other non-interest income	11,126	6,653	33,991	21,595
Total non-interest income	11,233	6,673	33,972	22,143
Non-interest expense
Losses and write downs on other real estate owned	533	64	2,405	555
Other non-interest expense	21,365	17,694	62,319	52,425
Total non-interest expense	21,898	17,758	64,724	52,980
Net income before income tax expense	5,356	3,491	17,559	8,559
Income tax expense	1,795	1,209	6,172	2,929
Net income available to common shareholders	$3,561	$2,282	$11,387	$5,630

Basic earnings per share	$0.11	$0.07	$0.34	$0.18

Diluted earnings per share	$0.11	$0.07	$0.34	$0.18
Weighted average shares - basic	33,105,194	33,196,281	33,101,281	31,500,347
Weighted average shares - diluted	33,172,852	33,203,662	33,133,307	31,506,808

Balance sheet	September 30,	June 30,	December 31,	September 30,
	2012	2012	2011	2011
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$4,648	$5,560	$96,228	$259,116
Interest earning deposits at Federal Reserve Bank	540,010	692,582	652,946	932,152
Total cash and cash equivalents	544,658	698,142	749,174	1,191,268

Investment securities, available-for-sale, at fair value	634,894	582,219	448,204	416,362
Investment securities, held-to-maturity	22,707	17,796	18,044	18,095
Federal Home Loan Bank & Atlantic Central Bankers Bank stock	4,160	4,596	5,088	5,354
Loans held for sale, at fair value	7,970	-	-	-
Loans, net of deferred costs	1,856,992	1,804,312	1,744,828	1,715,648
Allowance for loan and lease losses	(33,071)	(31,171)	(29,568)	(27,671)
Loans, net	1,823,921	1,773,141	1,715,260	1,687,977
Premises and equipment, net	9,802	8,694	8,358	8,307
Accrued interest receivable	10,061	9,297	8,476	8,541
Intangible assets, net	7,254	7,504	8,004	8,254
Other real estate owned	3,065	4,919	7,405	6,415
Deferred tax asset, net	19,708	20,716	21,941	19,902
Other assets	24,925	23,178	20,727	22,538
Total assets	$3,113,125	$3,150,202	$3,010,681	$3,393,013

Liabilities:
Deposits
Demand and interest checking	$2,300,025	$2,335,960	$2,192,938	$2,649,005
Savings and money market	459,725	456,614	454,343	388,603
Time deposits	12,606	20,619	25,528	25,552
Time deposits, $100,000 and over	8,819	9,104	9,742	10,341
Total deposits	2,781,175	2,822,297	2,682,551	3,073,501

Securities sold under agreements to repurchase	18,802	21,948	33,177	25,057
Accrued interest payable	100	127	123	113
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	10,662	9,555	9,950	12,262
Total liabilities	$2,824,140	$2,867,328	$2,739,202	$3,124,334

Shareholders' equity:
Common stock - authorized, 50,000,000 shares of $1.00 par value; 33,208,781 and 33,196,281 shares issued at September 30, 2012 and 2011, respectively	33,209	33,201	33,196	33,196
Treasury stock (100,000 shares)	(866)	(866)	(866)	-
Additional paid-in capital	243,954	243,284	241,997	241,473
Retained earnings (accumulated deficit)	2,110	(1,451)	(9,277)	(12,565)
Accumulated other comprehensive gain	10,578	8,706	6,429	6,575
Total shareholders' equity	288,985	282,874	271,479	268,679

Total liabilities and shareholders' equity	$3,113,125	$3,150,202	$3,010,681	$3,393,013

Average balance sheet and net interest income	Three months ended September 30, 2012			Three months ended September 30, 2011
(dollars in thousands)	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned discount **	$1,827,348	$19,646	4.30%	$1,693,500	$18,927	4.47%
Leases - bank qualified*	15,012	217	5.78%	5,328	128	9.61%
Investment securities-taxable	519,377	3,507	2.70%	314,800	2,732	3.47%
Investment securities-nontaxable*	105,918	1,091	4.12%	70,049	1,003	5.73%
Interest earning deposits at Federal Reserve Bank	570,667	356	0.25%	456,260	296	0.26%
Net interest earning assets	3,038,322	24,817	3.27%	2,539,937	23,086	3.64%

Allowance for loan and lease losses	(32,385)			(28,415)
Other assets	78,241			258,610
	$3,084,178			$2,770,132

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$2,296,193	$1,884	0.33%	$2,078,118	$1,993	0.38%
Savings and money market	436,484	574	0.53%	354,189	696	0.79%
Time	24,042	98	1.63%	29,690	94	1.27%
Total deposits	2,756,719	2,556	0.37%	2,461,997	2,783	0.45%

Repurchase agreements	20,489	24	0.47%	23,271	96	1.65%
Subordinated debt	13,401	218	6.51%	13,401	216	6.45%
Total deposits and interest bearing liabilities	2,790,609	2,798	0.40%	2,498,669	3,095	0.50%

Other liabilities	8,462			7,757
Total liabilities	2,799,071			2,506,426

Shareholders' equity	285,107			263,706
	$3,084,178			$2,770,132
Net interest income on tax equivalent basis*		$22,019			$19,991

Tax equivalent adjustment		458			396

Net interest income		$21,561			$19,595
Net interest margin *			2.90%			3.15%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

	Nine months ended September 30,
	2012			2011
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
		(dollars in thousands)			(dollars in thousands)
Assets:
Interest earning assets:
Loans net of unearned discount **	$1,780,565	$57,594	4.31%	$1,655,013	$55,252	4.45%
Leases - bank qualified*	13,081	614	6.26%	4,174	302	9.65%
Investment securities-taxable	442,043	10,068	3.04%	253,507	6,629	3.49%
Investment securities-nontaxable*	102,736	3,252	4.22%	74,560	3,066	5.48%
Interest earning deposits at Federal Reserve Bank	1,073,305	2,014	0.25%	558,333	1,041	0.25%
Net interest earning assets	3,411,730	73,542	2.87%	2,545,587	66,290	3.47%

Allowance for loan and lease losses	(31,728)			(26,597)
Other assets	143,839			276,095
	$3,523,841			$2,795,085

Liabilities and shareholders' equity:
Deposits:
Demand and interest checking	$2,721,620	$5,971	0.29%	$2,138,525	$5,991	0.37%
Savings and money market	447,596	1,832	0.55%	337,422	2,006	0.79%
Time	28,403	301	1.41%	29,608	241	1.09%
Total deposits	3,197,619	8,104	0.34%	2,505,555	8,238	0.44%

Short term borrowings	-	-	0.00%	996	3	0.40%
Repurchase agreements	23,656	75	0.42%	20,067	173	1.15%
Subordinated debt	13,401	652	6.49%	13,401	647	6.44%
Total deposits and interest bearing liabilities	3,234,676	8,831	0.36%	2,540,019	9,061	0.48%

Other liabilities	9,526			8,944
Total liabilities	3,244,202			2,548,963

Shareholders' equity	279,639			246,122
	$3,523,841			$2,795,085

Net interest income on tax equivalent basis *		$64,711			$57,229

Tax equivalent adjustment		1,353			1,179

Net interest income		$63,358			$56,050

Net interest margin *			2.53%			3.00%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Allowance for loan and lease losses:	Nine months ended
	September 30,	September 30,
	2012	2011
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period	$29,568	$24,063

Loans charged-off:
Commercial	5,953	7,371
Construction	6,931	3,003
Lease financing	87	-
Residential mortgage	-	1,876
Consumer	299	815
Total	13,270	13,065

Recoveries:
Commercial	1,533	16
Construction	95	3
Lease financing	13	-
Residential mortgage	85	-
Consumer	-	-
Total	1,726	19
Net charge-offs	11,544	13,046
Provision charged to operations	15,047	16,654

Balance in allowance for loan and lease losses at end of period	$33,071	$27,671
Net charge-offs/average loans	0.64%	0.79%

Loan portfolio:	September 30,	June 30,	December 31,	September 30,
	2012	2012	2011	2011
	(dollars in thousands)

Commercial	$453,444	$441,167	$450,411	$461,679
Commercial mortgage (1)	614,410	596,639	609,487	577,237
Construction	263,726	269,636	246,611	242,806
Total commercial loans	1,331,580	1,307,442	1,306,509	1,281,722
Direct lease financing	146,728	140,012	129,682	129,400
Residential mortgage	97,589	97,226	96,110	96,139
Consumer loans and others	276,427	255,769	209,041	205,243
	1,852,324	1,800,449	1,741,342	1,712,504
Unamortized loan costs	4,668	3,863	3,486	3,144
Total loans, net of deferred loan costs	$1,856,992	$1,804,312	$1,744,828	$1,715,648

Supplemental loan data:
Construction 1-4 family	$71,599	$79,546	$85,189	$91,783
Commercial construction, acquisition and development	192,127	190,090	161,422	151,023
	$263,726	$269,636	$246,611	$242,806
(1) At September 30, 2012 our owner-occupied loans amounted to $157 million, or 25.6% of commercial mortgages.

Capital Ratios
	Tier 1 capital	Tier 1 capital	Total capital
	to average assets	to risk-weighted assets	to risk-weighted assets

As of September 30, 2012
The Company	9.20%	14.51%	15.77%
The Bancorp Bank	7.58%	11.98%	13.24%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

As of December 31, 2011
The Company	8.69%	14.64%	15.89%
The Bancorp Bank	6.13%	10.34%	11.60%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Selected operating ratios:
Return on average assets	0.46%	0.33%	0.43%	0.27%
Return on average equity	4.97%	3.43%	5.44%	3.06%
Net interest margin	2.90%	3.15%	2.53%	3.00%
Efficiency ratio	66.99%	67.65%	66.49%	68.23%
Book value per share	$8.73	$8.09	$8.73	$8.09

	September 30,	June 30,	December 31,	September 30,
	2012	2012	2011	2011
Asset quality ratios:
Nonperforming loans to total loans (1)	1.63%	1.55%	1.24%	1.33%
Nonperforming assets to total assets (1)	1.07%	1.04%	0.97%	0.86%
Allowance for loan and lease losses to total loans	1.78%	1.73%	1.69%	1.61%

Nonaccrual loans	$26,454	$24,815	$17,587	$17,201
Other real estate owned	3,065	4,919	7,405	6,415
Total nonperforming assets	$29,519	$29,734	$24,992	$23,616

Loans 90 days past due still accruing interest	$3,861	$3,105	$4,101	$5,550
(1) Nonperforming loans are defined as nonaccrual loans and restructured loans. Loans 90 days past due and still accruing interest are also included in these ratios.